UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 24, 2026

Commission File Number 001-33666

ARCHROCK, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-3204509
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

9807 Katy Freeway, Suite 100, Houston, TX 77024

(Address of principal executive offices, zip code)

(281) 836-8000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value per share	AROC	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 24, 2026, Archrock, Inc. (the “Company”) announced the appointment of Mohit Singh as the Company's Senior Vice President and Chief Financial Officer, effective July 6, 2026.

Mr. Singh, 49, served as Executive Vice President and Chief Financial Officer of Chesapeake Energy Corporation from 2021 through its merger with Southwestern Energy Company in 2024 to form Expand Energy Corporation, where he continued as CFO until August 2025. Prior to Chesapeake, Mr. Singh held senior leadership roles at BPX Energy, BP’s U.S. onshore subsidiary, where he led mergers and acquisitions, business development, exploration and operations functions. Earlier in his career, he served in investment banking roles at Goldman Sachs and RBC Capital Markets and began his career with Shell Exploration & Production Company. Mr. Singh earned a PhD in Chemical Engineering from the University of Houston, an MBA from the University of Texas at Austin and a BTech in Chemical Engineering from the Indian Institute of Technology – Kanpur. Mr. Singh has served since 2024 as an independent director of Powell Industries, a Houston-based leader in electrical engineering and power solutions serving critical infrastructure markets, including utilities, energy, petrochemicals, and data centers.

In connection with his appointment, the Company entered into an employment letter with Mr. Singh, which provides that he will (i) receive an annual base salary of $650,000, (ii) participate in the Company’s annual short-term incentive program, with a target award level of 100% of eligible earnings, and (iii) be eligible to receive annual long-term incentive equity awards, with an initial annual target award value of $2,300,000. In addition, Mr. Singh will receive a relocation package according to the Company’s relocation policy (which will cover reasonable and customary relocation expenses incurred by Mr. Singh in his relocation to Texas and a tax gross-up payment to the extent that any relocation benefits are treated as taxable income) and a one-time “sign-on” award of restricted stock, which will have a value at the time of grant of $1,500,000 and will vest 20% on January 25, 2027, 40% on January 25, 2028 and 40% on January 25, 2029, subject to Mr. Singh’s continued employment. Pursuant to the employment letter, the Company and Mr. Singh also have entered or will enter into the following agreements:

•	A severance benefit agreement, which provides that if Mr. Singh’s employment is terminated by the Company without cause (and not in connection with a change of control), he will be eligible to receive severance benefits in amounts and on terms and conditions consistent with the Company’s other named executive officers.

•	A change of control agreement, which provides for the payment of certain benefits only in the event of a termination of Mr. Singh’s employment without cause or Mr. Singh’s resignation for good reason, in either case within 18 months of a change of control of the Company, which benefits are in amounts and on terms and conditions consistent with the Company’s other named executive officers (other than the Chief Executive Officer).

Mr. Singh will also be subject to customary restrictive covenants, including non-competition and non-solicitation covenants lasting for 18 months following Mr. Singh’s termination of employment, and will be entitled to indemnification by the Company to the fullest extent permitted under Delaware law against liability that may arise by reason of his service to the Company, and to the advancement of expenses incurred as a result of any proceeding against him as to which he could be indemnified.

The foregoing descriptions of the employment letter, severance benefit agreement and change of control agreement are qualified in their entirety by reference to the full text of the agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated by reference.

Mr. Singh does not have any family relationship with any member of our board of directors or any executive officer. There are no relationships or related transactions between Mr. Singh and us that would be required to be reported in this Current Report on Form 8-K.

In connection with Douglas S. Aron’s retirement from Archrock as previously announced on March 25, 2026, Mr. Aron will resign from his position as Senior Vice President and Chief Financial Officer on June 30, 2026.

Item 7.01 Regulation FD Disclosure

A press release dated June 24, 2026, announcing the appointment of Mr. Singh as Senior Vice President and Chief Financial Officer, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall be deemed to be furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Employment Letter, dated June 17, 2026, between Mohit Singh and Archrock, Inc.*
10.2	Severance Benefit Agreement, effective July 6, 2026, between Mohit Singh and Archrock, Inc.
10.3	Change of Control Agreement, effective July 6, 2026, between Mohit Singh and Archrock, Inc.
99.1	Press Release dated June 24, 2026.
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

* Certain identified information has been excluded from this exhibit because it is both not material and is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHROCK, INC.

By:	/s/ Stephanie C. Hildebrandt
Stephanie C. Hildebrandt
Senior Vice President, General Counsel and Secretary

June 25, 2026

4